Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Trane Technologies plc

Trane Technologies HoldCo Inc.

Trane Technologies Financing Limited

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Americas Holding Corporation

Trane Technologies Global Holding II Company Limited

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Company LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities of Trane Technologies plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities of Trane Technologies HoldCo Inc.	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities of Trane Technologies Financing Limited	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities of Trane Technologies Lux International Holding Company S.à r.l.	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities of Trane Technologies Americas Holding Corporation	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities of Trane Technologies Global Holding II Company Limited	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities of Trane Technologies Company LLC	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Trane Technologies plc (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Trane Technologies HoldCo Inc. (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Trane Technologies Financing Limited (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Trane Technologies Lux International Holding Company S.à r.l. (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Trane Technologies Americas Holding Corporation (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Trane Technologies Global Holding II Company Limited (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Trane Technologies Company LLC (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Equity	Ordinary shares of Trane Technologies plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Equity	Preferred shares of Trane Technologies plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Equity	Depositary shares of Trane Technologies plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Other	Share purchase contracts of Trane Technologies plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Other	Share purchase units of Trane Technologies plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Other	Warrants of Trane Technologies plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					(1)		(1)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(1)

(1)

An indeterminate amount of securities to be offered at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions, is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and are omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	No separate consideration will be received for any guarantee of debt securities. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.